EXHIBIT 99.2

HUNTER BATES MINING CORPORATION
(AN EXPLORATION STAGE COMPANY)
  BALANCE SHEET (unaudited)

June 30,
2009
Assets
Property, plant and equipment, net	$1,932,519
Mineral properties and development costs	5,255,635
Total Assets	$7,188,154

Liabilities and Shareholder’s Equity
Current liabilities:
Current portion of long-term note payable	$217,112
Due to Wits Basin Precious Minerals Inc. (Parent)	826,891
Accrued expenses	313,500
Total current liabilities	1,357,503

Deferred income tax liability	284,000
Long-term note payable, net of discount	5,453,058
Total liabilities	7,094,561

Commitments and contingencies

Shareholder’s equity:
Common stock, $.01 par value, 1,000,000 shares authorized:
1,000 shares issued and outstanding at June 30, 2009	10
Retained earnings	93,583
Total shareholder’s equity	93,593
Total Liabilities and Shareholder’s Equity	$7,188,154

The accompanying notes are an integral part of these financial statements.

HUNTER BATES MINING CORPORATION
(AN EXPLORATION STAGE COMPANY)
  STATEMENTS OF OPERATIONS (unaudited)

	Six Months	April 21, 2008	April 21, 2008
	Ended	(inception) to	(inception) to
	June 30,	June 30,	June 30,
	2009	2008	2009
Revenues	$—	$—	$—

Operating Expenses:
Real estate taxes	6,000	—	17,603
Depreciation and amortization	43,602	3,691	90,895
Total operating expenses	49,602	3,691	108,498
Loss from operations	(49,602)	(3,691)	(108,498)

Other Income (Expense):
Interest expense	(183,212)	(18,216)	(388,680)
Foreign currency gains (losses)	(347,321)	(113,358)	874,761
Total other income (expense)	(530,533)	(131,574)	486,081
Income (loss) before taxes	(580,135)	(135,265)	377,583

Income tax benefit (provision)	147,000	43,000	(284,000)
Net income (loss)	$(433,135)	$(92,265)	$93,583

Earnings per Share:
Basic Net Earnings (loss) per
Common Share	$(433)	$(92)	$94

Basic and Diluted Weighted
Average Shares Outstanding	1,000	1,000	1,000

The accompanying notes are an integral part of these financial statements.

HUNTER BATES MINING CORPORATION
(AN EXPLORATION STAGE COMPANY)
  STATEMENTS OF CASH FLOWS (unaudited)

	Six Months	April 21, 2008	April 21, 2008
	Ended	(inception) to	(inception) to
	June 30,	June 30,	June 30,
	2009	2008	2009
OPERATING ACTIVITIES:
Net income (loss)	$(433,135)	$(92,265)	$93,583
Adjustments to reconcile net income (loss) to cash
flows from operating activities:
Depreciation and amortization	43,602	3,691	90,895
Amortization of imputed interest discount on long-term debt	183,212	18,216	388,680
Loss (gain) on foreign currency	347,321	113,358	(874,761)
Deferred income taxes	(147,000)	(43,000)	284,000
Changes in operating assets and liabilities:
Accrued expenses	(5,603)	—	6,000
Net cash used in operating activities	(11,603)	—	(11,603)

INVESTING ACTIVITIES:
Net cash provided by investing activities	—	—	—

FINANCING ACTIVITIES:
Intercompany advances from Parent	11,603	—	11,603
Net cash provided by financing activities	11,603	—	11,603

INCREASE (DECREASE) IN CASH	—	—	—
CASH, beginning of period	—	—	—
CASH, end of period	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

HUNTER BATES MINING CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009
(unaudited)

NOTE 1 – NATURE OF BUSINESS

Hunter Bates Mining Corporation (“we,” “us,” “our,” “Hunter Bates” or the “Company”) is a minerals exploration and development company based in Minneapolis, Minnesota and a wholly owned subsidiary of Wits Basin Precious Minerals Inc. (“Wits Basin” or “Parent”).

In January 2005, Wits Basin acquired certain rights to purchase the Bates-Hunter Mine (the “Bates-Hunter Mine”) a prior producing gold mine located in Central City, Colorado.  A sister company to us, Gregory Gold Producers, Incorporated, a Colorado corporation (“Gregory Gold”), who is also wholly owned by Wits Basin, has been performing various mine de-watering work and exploration drilling activities in connection with this project.  On June 12, 2008, Wits Basin transferred its right to purchase the Bates-Hunter Mine to us, and concurrent with the transfer, we completed the acquisition of the Bates-Hunter Mine, which included real property, mining claims, permits and equipment. We consummated the acquisition by issuing a limited recourse promissory note for $6,750,000 Canadian Dollars and Wits Basin issued 3,620,000 shares of its common stock.  No exploration activities are currently being conducted at the Bates-Hunter Mine until such time as specific funds become available for this project.

As of June 30, 2009, our only asset is the Bates-Hunter Mine, which includes a prior producing gold mine, a water treatment plant, other mining properties, claims, permits and ancillary equipment. Furthermore, we possess only a few pieces of equipment and have no personnel necessary to actually explore and/or mine for minerals, we therefore remain substantially dependent on Gregory Gold, Wits Basin and third party contractors to perform such operations. As of the date of these financial statements, we do not claim to have any mineral reserves at the Bates-Hunter Mine.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As of June 30, 2009, we have no cash or any other current assets and have a working capital deficit of $1,357,503.  Our ability to continue as a going concern is dependent entirely on receiving funds from Wits Basin and their ability to raise capital or debt directly identified for this project. We believe that private placements of equity capital and debt financing may be adequate to fund our long-term operating requirements. Wits Basin is currently working on specific funding scenarios to provide us with working capital.  If we are unable to obtain the necessary capital, we may have to cease operations.

NOTE 2 – BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared by us in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. The unaudited financial statements should be read in conjunction with the audited financial statements and notes as of December 31, 2008, heretofore attached on F-1 through F-12.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the six months ended June 30, 2009 are not necessarily indicative of the results that may be expected for the year as a whole.

All dollar amounts expressed in this financial statement are in US Dollars ($), unless specifically noted, as certain transactions are denominated in the Canadian Dollar (“Cdn$”).

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

With the acquisition of the Bates-Hunter Mine, we allocated the purchase price to the land, buildings and additional equipment acquired. Depreciation on allowable assets is calculated on a straight-line method over the estimated useful life, presently ranging from two to twenty years.  Components of our property, plant and equipment are as follows:

June 30, 2009
Land	$610,423
Buildings	1,330,902
Equipment	82,089
Less accumulated depreciation	(90,895)
$1,932,519

NOTE 4 – MINERAL PROPERTIES AND DEVELOPMENT COSTS

As of June 30, 2009, we own one wholly owned mining property known as the Bates-Hunter Mine, which was purchased in June 2008. The initial allocation of the purchase price to the mining claims and permits acquired in the Bates-Hunter Mine transaction is still preliminary and future refinements are likely to be made based on the completion of final valuation studies.  Since the purchase, we have not commenced any mining operations due to the lack of funding and therefore, we have not recorded any amortization expense nor have we determined that impairment has occurred for the period ended June 30, 2009.  Components of our mineral properties and development costs are as follows:

Bates-Hunter Mine	June 30, 2009
Mining claims (1)	$5,252,292
Mining permits (2)	3,343
$5,255,635

(1)	We acquired some surface rights and some mining rights to 22 parcels located in Gilpin County, Colorado.
(2)	We acquired various mining, special use, water discharge, stormwater and drilling permits, all of which require renewal at various times.

NOTE 5 – LONG-TERM NOTE PAYABLE

On June 12, 2008, Wits Basin and Hunter Bates completed the acquisition of the Bates-Hunter Mine project, which included land, buildings, equipment, mining claims and permits, financed through a limited recourse promissory note of Hunter Bates payable to Mr. Otten in the principal amount of Cdn$6,750,000. The note requires Hunter Bates to pay to Mr. Otten Cdn$250,000 on or before December 1, 2008, which was subsequently extended to January 30, 2009 and further extended to April 30, 2009 and further extended to July 31, 2009 under the terms of a June 1, 2009 standstill agreement (described below).

The note is interest-free until January 1, 2010, and from such date shall bear interest at a rate of 6% per annum, with a maturity date of December 31, 2015.  The note balance reflects a discount (originally $580,534) relating to the recourse note being non-interest bearing until January 1, 2010. Our payment of the note is secured by a deed of trust relating to the all of the property acquired in favor of Gilpin County Public Trustee for the benefit of Mr. Otten.

Commencing on April 1, 2010, a quarterly installment of accrued interest plus a Production Revenue Payment becomes payable.  We are required to make principal repayments (each a “Production Revenue Payment”), which payment(s) shall equal:

1.	For all calendar quarters ending on or prior to December 31, 2012, 75% of the profit realized by Hunter Bates for the immediately preceding calendar quarter, and
2.	For calendar quarters ending after December 31, 2012, the greater of (a) 75% of the profit realized by Hunter Bates for the relevant calendar quarter and (b) Cdn$300,000.

Furthermore, if we have not been obligated to make a Production Revenue Payment by December 31, 2012, then beginning on April 1, 2013 and continuing on each payment date until we become obligated to make a Production Revenue Payment, we shall make principal repayments in the amount of Cdn$550,000.  Upon our becoming obligated to make a Production Revenue Payment at anytime after April 1, 2013, we shall make Production Revenue Payments in accordance with #2 above.

On June 1, 2009, Wits Basin entered into a standstill agreement (the “Standstill Agreement”), whereby the sellers of the Bates-Hunter Mine agreed not to pursue any enforcement actions with respect to our delay in making the April 30, 2009 Cdn$250,000 principal payment. Pursuant to the terms of the Standstill Agreement, Wits Basin: (i) issued 500,000 shares of its unregistered common stock (fair market value of $0.08 per share on date of agreement with an aggregate value of $40,000) to Mr. Otten, (ii) made an aggregate penalty payment of Cdn$25,000 (US $22,901), (iii) brought current the property taxes due on the Bates-Hunter properties and (iv) were required to make the Cdn$250,000 payment by July 31, 2009 (Wits Basin is in negotiations for a further extension for the July 31, 2009 payment). As of June 30, 2009, the outstanding principal balance in US Dollars is $5,670,170.

Summary

The following table summarizes the long-term note payable balance:

Balance at December 31, 2008	$5,139,637
Add: unrealized foreign currency loss from the Otten limited recourse note at June 30, 2009	347,321
Add: amortization of imputed interest discount	183,212
Balance	5,670,170
Less: current portion	217,112
Balance at June 30, 2009	$5,453,058

Long-term debt has the following scheduled annual maturities for the years ending December 31:

2009 – Remaining	$217,112
2010	—
2011	—
2012	—
2013	—
Thereafter	5,453,058
Total	$5,670,170

NOTE 6 – SUBSEQUENT EVENTS

Amendment to our Articles of Incorporation

Our Board of Directors approved and recommended to Wits Basin, as the sole shareholder of Hunter Bates, an amendment to our Articles of Incorporation to increase the number of authorized shares of capital stock from 1,000,000 to 100,000,000.  On August 3, 2009, Wits Basin approved and authorized the amendment, which was filed with the Minnesota Secretary of State, effective September 3, 2009.  In conjunction with the amendment, the number of shares issued to Wits Basin was increased from 1,000 to 18,500,000 in anticipation of the Share Exchange Agreement discussed below.

Transfer of Gregory Gold by Wits Basin

On September 3, 2009, Wits Basin contributed all of its equity interests in Gregory Gold Producers, Incorporated, a Colorado corporation, (“Gregory Gold”) to us, thereby making Gregory Gold a wholly owned subsidiary of ours. Gregory Gold has been the oversight management company for the exploration activities conducted at the Bates-Hunter Mine and holds minimal assets related to operating the water treatment plant and area maintenance.

Consulting Agreements

In September 2009, we issued warrants to purchase an aggregate of 1,500,000 shares of our common stock to two accredited investors in consideration of consulting services provided to us.  The warrants have a five-year term, and have an exercise price of $0.01 per share.

Private Placement Offering

On September 29, 2009, immediately prior to the completion of the Share Exchange (described below), Hunter Bates completed a private placement offering to accredited investors (as that term is defined under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) of 1,000,000 Units, each Unit consisting of one share of Hunter Bates common stock and one warrant to purchase a share of Hunter Bates common stock at an exercise price of $1.00, at a per Unit price of $0.50.

Share Exchange Agreement

On September 11, 2009, Wits Basin and Hunter Bates entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Princeton Acquisitions, Inc., a Colorado corporation (“Princeton”), whereby the shareholders of Hunter Bates would exchange their Hunter Bates securities, on a share-for-share basis, for securities of Princeton (the “Share Exchange”). Upon consummation of the Share Exchange, Hunter Bates will be a wholly owned subsidiary of Princeton.  Princeton is a company subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is currently quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “PRAQ.”  Princeton has not had significant operations or assets since inception and has actively sought potential opportunities for an acquisition, sale or merger since inception in 1985.

Effective September 29, 2009, Princeton completed the Share Exchange with the shareholders of Hunter Bates. Immediately prior to the effectiveness of the Share Exchange, certain shareholders of Princeton sold 1,383,543 shares of Princeton common stock to Wits Basin for $262,500.  As a result of these transactions, Wits Basin holds approximately 94% of the issued and outstanding shares of Princeton common stock and accordingly, Princeton became a majority owned subsidiary of Wits Basin.